EXHIBIT 11


                                NUCOR CORPORATION
                    Exhibit 11 to Form 10-Q - March 31, 2001



Exhibit 11 - Computation of net earnings per share


                                                      Three Months (13 Weeks) Ended
                                                      -----------------------------
                                                      March 31, 2001  April 1, 2000
                                                       ------------    -----------
                                                        (Unaudited)    (Unaudited)
                                                       ------------    -----------
Basic:

  Basic net earnings.................................  $32,738,976     $81,489,845
                                                       ===========     ===========

  Average shares outstanding.........................   77,586,843      86,571,585
                                                       ===========      ==========

  Basic net earnings per share.......................         $.42            $.94
                                                              ====            ====
Diluted:

  Diluted net earnings...............................  $32,738,976     $81,489,845
                                                       ===========     ===========
  Diluted average shares outstanding:

    Basic shares outstanding.........................   77,586,843      86,571,585
    Dilutive effect of employee stock options........       47,122          51,692
                                                        ----------      ----------
                                                        77,633,965      86,623,277
                                                       ===========     ===========

  Diluted net earnings per share.....................         $.42            $.94
                                                              ====            ====


     The information furnished has not been audited and is subject to year-end adjustments.